Exhibit 99.Cert 906

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

I, Scott Dubchansky, Chairman and President of Metropolitan West Funds (the “Fund”), certify that:

1.	The Form N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: May 29, 2003	/s/ Scott B. Dubchansky
Scott B. Dubchansky, Chairman and President Principal Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

I, Joseph Hattesohl, Treasurer of Metropolitan West Funds (the “Fund”), certify that:

1.	The Form N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: May 29, 2003	/s/ Joseph D. Hattesohl
Joseph D. Hattesohl, Treasurer Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.